SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

November 28, 2001

Date of Report (Date of earliest event reported)

QUALCOMM Incorporated

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-19528	95-3685934

(Commission File Number)	(IRS Employer Identification No.)

5775 Morehouse Drive, San Diego, CA	92121

(address of principal executive offices)	(Zip Code)

858-587-1121

(Registrant’s telephone number, including area code)

Item 2. Acquisition or Disposition of Assets
Item 7. Exhibits.
SIGNATURES
EXHIBIT INDEX
EXHIBIT 2.1
EXHIBIT 2.2

Item 2. Acquisition or Disposition of Assets

On November 13, 2001, QUALCOMM Incorporated (the “Company”) consummated a series of transactions pursuant to a Restructuring Agreement, by and among the Company, Vesper Holding Sao Paulo S.A., Vesper Holding S.A. (the “Vesper Holding Companies”), Vesper Sao Paulo S.A., Vesper S.A. (the “Vesper Operating Companies” and together with the Vesper Holding Companies, the “Vesper Companies”), VeloCom Cayman Brasil Holdings, QUALCOMM do Brasil Ltda., Bell Canada International (Brazil Telecom I) Limited, Bell Canada International (Megatel) Limited, VeloCom Inc. (“VeloCom”), Nortel Networks Limited, Lucent Technologies Inc., Telefonaktiebolaget LM Ericsson (Publ.), Harris Corporation, VeloCom do Brasil Ltda., Vesper Sao Paulo Cayman and Vesper Holding, Ltd. (the “Restructuring Agreement”) as part of an overall financial restructuring of the Vesper Companies (the “Restructuring”). A copy of the Restructuring Agreement is attached hereto as Exhibit 2.1.

Pursuant to the Restructuring, the Company committed to invest $266,340,000 and VeloCom committed to invest $80,000,000 in a newly formed holding company called Vesper Holding, Ltd., organized under the laws of the Cayman Islands (“NewCo”). Pursuant to the Restructuring Agreement, NewCo has acquired liabilities of the Vesper Companies from the parties to the Restructuring Agreement for a cash payment and the issuance of warrants to purchase ordinary shares of NewCo. As consideration for these cash payments and the issuance of the warrants, these parties released in full any claims that they might have against the Company, VeloCom and the Vesper Companies arising from or related to the acquired liabilities.

In a series of related transactions, NewCo has agreed to contribute the acquired liabilities to the Vesper Holding Companies in exchange for equity securities of the Vesper Holding Companies. The Restructuring Agreement provides that the Vesper Holding Companies will then cancel the contributed liabilities.

The Company also intends to exchange a convertible promissory note issued by VeloCom to the Company for equity securities of VeloCom. This exchange will result in the Company having a 49.9% equity interest in VeloCom (the “VeloCom Exchange”).

Upon the consummation of all the transactions contemplated by the Restructuring, and after the VeloCom Exchange and without giving effect to any additional contributions that may be effected, the Company will directly own 73.8% of the issued and outstanding equity of the Vesper Companies and, through its ownership interest in VeloCom, the Company will indirectly own an additional 12.3% of the Vesper Companies. As part of the Restructuring, indebtedness payable by the Vesper Operating Companies to the Company was transferred to NewCo, and, as a result, NewCo is obligated to pay the Company $108,164,499.

Concurrently with the Restructuring Agreement, and as part of the Restructuring, the Company and VeloCom, among others, entered into the Subscription and Shareholders Agreement dated as of November 9, 2001 and as attached hereto as Exhibit 2.2.

The Vesper Companies provide wireless and wireline telephone services in the northeastern region of Brazil and in the state of Sao Paulo. They currently have an extensive CDMA network in Brazil including the cities of Sao Paulo, Rio de Janeiro and Belo Horizonte.

The Company will file the required financial statements and pro forma financial information as an amendment to this Form 8-K as soon as practicable but not later than sixty (60) days from the date of this Form.

Item 7. Exhibits.

Exhibit No.	Description

2.1	Restructuring Agreement, dated as of November 9, 2001, by and among the Company, Vesper Sao Paulo S.A., Vesper S.A., Vesper Holding Sao Paulo S.A., Vesper Holding S.A., VeloCom Cayman Brasil Holdings, QUALCOMM do Brasil Ltda., Bell Canada International (Brazil Telecom I) Limited, Bell Canada International (Megatel) Limited, VeloCom Inc., Nortel Networks Limited, Lucent Technologies Inc., Telefonaktiebolaget LM Ericsson (Publ.), Harris Corporation, VeloCom do Brasil Ltda., Vesper Sao Paulo Cayman and Vesper Holding, Ltd.

2.2	The Subscription and Shareholders Agreement, dated as of November 9, 2001, by and among the Company, VeloCom Inc., Bell Canada International (Brazil Telecom I) Limited, Bell Canada International (Megatel) Limited, Bell Canada International (Espelho Sul) Limited, Nortel Networks Limited, Lucent Technologies Inc., Telefonaktiebolaget LM Ericsson (Publ.), Harris Corporation, and Vesper Holding, Ltd.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUALCOMM Incorporated

Date: November 28, 2001	By:	/s/ Anthony S. Thornley

Anthony S. Thornley Chief Operating Officer and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1	Restructuring Agreement, dated as of November 9, 2001, by and among the Company, Vesper Sao Paulo S.A., Vesper S.A., Vesper Holding Sao Paulo S.A., Vesper Holding S.A., VeloCom Cayman Brasil Holdings, QUALCOMM do Brasil Ltda., Bell Canada International (Brazil Telecom I) Limited, Bell Canada International (Megatel) Limited, VeloCom Inc., Nortel Networks Limited, Lucent Technologies Inc., Telefonaktiebolaget LM Ericsson (Publ.), Harris Corporation, VeloCom do Brasil Ltda., Vesper Sao Paulo Cayman and Vesper Holding, Ltd.

2.2	The Subscription and Shareholders Agreement, dated as of November 9, 2001, by and among the Company, VeloCom Inc., Bell Canada International (Brazil Telecom I) Limited, Bell Canada International (Megatel) Limited, Bell Canada International (Espelho Sul) Limited, Nortel Networks Limited, Lucent Technologies Inc., Telefonaktiebolaget LM Ericsson (Publ.), Harris Corporation and Vesper Holding, Ltd.